UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under to §240.14a-12

Angel Oak Financial Strategies Income Term Trust
(Name of Registrant as Specified In Its Charter)

Trevor Montano

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

August [●], 2025

SPECIAL MEETING OF SHAREHOLDERS

OF

Angel Oak Financial Strategies Income Term Trust (FINS)

_____________________________

PROXY STATEMENT

OF

TREVOR MONTANO

_____________________________

Dear fellow shareholders:

This proxy statement (including the Appendix hereto, this “Proxy Statement”) and the accompanying GREEN proxy card are being furnished to you, the shareholders of the Angel Oak Financial Strategies Income Term Trust (“FINS” or the “Fund”), in connection with the solicitation of proxies by Trevor Montano (“Mr. Montano”, “he”, or “I”), a shareholder, owning 32,806 common shares (as of July 31, 2025) of the Fund. The Special Meeting of Shareholders is scheduled to be held at the offices of Angel Oak Capital Advisors, LLC (The “Adviser”), 3344 Peachtree Road NE, Suite 1725, Atlanta, Georgia 30326 at 10 a.m. Eastern Time, on September 26, 2025, including any adjournments or postponements (the “Meeting” or “Special Meeting”).

Shareholders of record as of the close of business on August 20, 2025 (the “Record Date”) are entitled to notice of and to vote at the Meeting. The Meeting is being held for the following purposes:

1. To approve a New Investment Advisory Agreement between the Fund and the Adviser;

2. To approve any adjournments of the Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Meeting to approve Proposal 1 or establish a quorum; and

3. To transact such other business as may properly come before the Meeting.

AS A FELLOW SHAREHOLDER, TREVOR MONTANO IS SOLICITING PROXIES TO VOTE AGAINST PROPOSALS 1 AND  2.

I URGE YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY THE FUND.

If you have already sent a proxy card furnished by the Fund’s Board of Trustees, you have every right to change your vote by signing, dating, and returning the enclosed GREEN proxy card or by following the instructions for telephone or internet voting detailed thereon. Only your latest dated proxy card counts.

Mr. Montano is soliciting proxies to vote or, under circumstances specified herein, not vote your Shares in connection with the Meeting. I intend to deliver this Proxy Statement and GREEN proxy card to holders of at least the percentage of the Fund’s common shares required under applicable law to reject the Fund’s Proposals at the Meeting. I am not aware of any other matters to be brought before the Meeting other than as described herein.

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, I have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s Proxy Statement. I take no responsibility for the accuracy or completeness of any information that I expect to be contained in the Fund’s Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the Securities and Exchange Commission at www.sec.gov and other publicly available information. Please refer to the Fund’s proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders.

This Proxy Statement and GREEN proxy card will become available free of charge on the website of the U.S. Securities and Exchange Commission at www.sec.gov. If you have any questions or require assistance voting your shares, please contact West Potomac Capital LLC, 4250 Fairfax Dr, Suite 600, Arlington, Virginia 22203 or (703) 850-5533.

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REASONS FOR THE SOLICITATION

Mr. Montano’s reasons for soliciting proxies for each Proposal are set forth below. I believe:

•	The Board of Trustees’ decisions are being guided by the best interests of Angel Oak Capital Advisors, LLC (“Adviser”) instead of their fiduciary duty to ALL shareholders as evidenced by the outcome of the Annual Meeting of Shareholders held on June 26, 2025 (“Annual Meeting”) where the Fund’s incumbent directors were not elected and the new investment advisory agreement was not approved.

•	The Adviser and Board of Trustees should be held accountable for the Fund’s poor financial performance, large and persistent trading discount to Net Asset Value and its anti-shareholder governance practices. Per the Fund’s website, FINS total shareholder return inception through July 31, 2025 was a paltry 1.57%, well below the U.S. rate of inflation resulting in negative real returns for shareholder over ~6 years.

•	The current Trustees have a duty to ALL shareholders to seek the best advisory services for the Fund at competitive investment advisory fees through a new investment advisory agreement. Shareholders already voted on, and did not approve, the proposed new investment advisory agreement in Proposal 1 at the Annual Meeting and the Fund deserves a competent, reasonably priced, adviser that will act in the best interests of Shareholders.

•	Shareholders of FINS should be afforded the opportunity to realize the full value of their Shares, which has not been available to them since February 27, 2020, over five straight years!

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PROPOSAL 1:

To Approve a New Investment Advisory Agreement with the Fund’s Investment Adviser

As described in further detail in the Fund’s proxy statement, the Fund is asking shareholders of the Fund to approve a new investment advisory agreement between the Fund and the Adviser because of an announced transaction involving Angel Oak Companies, LP and Brookfield Asset Management Ltd. The Fund’s proxy statement states that the new investment advisory agreement is substantially identical to the current investment advisory agreement.

At the Annual Meeting of Shareholders held on June 26, 2025 (“Annual Meeting”), shareholders voted for meaningful change at the Fund through the following results (72% of shares entitled to vote were present):

1.

New investment advisory agreement – shareholders did not approve and voted down an identical new investment advisory agreement with the Adviser. The Fund only received “For” votes from 45.6% of the outstanding voting shares entitled to vote at the Annual Meeting. Mr. Montano communicated to the Board of Trustees in a presentation at the Annual Meeting, that the Trustees have a fiduciary obligation and responsibility to perform a market check and run a process to identify the best advisory services for the Fund at competitive investment advisory fee pricing. Five highly qualified investment advisers for this process were provided by Mr. Montano for the Board of Trustees in a presentation at the Annual Meeting. The Board of Trustees did not listen to shareholders, further evidence that they are acting in the best interest of the Adviser and not in the best interest of shareholders. Instead of performing the recommended “market check” after the shareholders did not approve and voted down the new investment advisory agreement, the Fund and the Board of Trustees announced the Special Meeting to seek approval of an identical new investment advisory agreement.

2.

Election of Trustees – The Board of Trustees recommended two incumbent Class II Trustees for reelection at the Annual Meeting, both falling well short of the vote requirement to be elected to serve as a Trustee:

Incumbent Trustee	“For” Votes Received	Votes Required to be Elected	Shortfall to be Elected
Keith M Schappert Trustee since: 2018 FINS Shares Owned: Zero	9,045,421 36.1%	12,531,319 50.0%	3,485,898 13.9%
Andrea N. Mullins Trustee since: 2019 FINS Shares Owned: Zero	9,071,006 36.2%	12,531,319 50.0%	3,460,313 13.8%

Despite neither of the Incumbent Trustees being elected at the Annual Meeting, they both continue to serve, and this Meeting does not include a Trustee election.  Another example of anti-shareholder actions by the Board of Trustees, not listening to shareholders.  This Meeting should have included a Trustee election so that Trustees could be duly elected and serve in the best interest of the shareholders.  Both Keith M. Schappert and Andrea N. Mullins have served on the Fund’s Board of Trustees since the Initial Public Offering (“IPO”) in 2019, while the Fund’s common share price is down ~35% through July 31, 2025, and neither Trustee owned a single FINS common share (per the Fund’s definitive proxy statement filed for the Annual Meeting).

I believe the primary reasons shareholders voted for change at the Annual Meeting are a) poor financial performance and high advisory fees relative to net income of the Fund, b) anti-shareholder governance practices, and c) lack of subject matter expertise on the Board of Trustees with no financial alignment with shareholders. Despite the resounding vote for change, The Board of Trustees are not listening.

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FINS market price as of July 31, 2025, was $13.05, down ~35% from its initial public offering in May of 2019 which priced at $20.00 per share. Mismanagement, poor investment decisions and anti-shareholder governance have destroyed value for shareholders. FINS’s shareholders have not had the opportunity to sell their shares at or above net asset value since February 27, 2020, as shares have traded at a discount to net asset value every trading day since then. The trading discount to net asset value has been as high as 31.0% during this period!  Per the FINS website, FINS total shareholder return inception through July 31, 2025 is a paltry 1.57%, well below the U.S. rate of inflation resulting in negative real returns for shareholder over ~6 years.

Per FINS annual reports for fiscal years 2023-2025, the Adviser to FINS received approximately $20.0mm in investment advisory fees while FINS only recorded Net Income from Investment Operations of $9.0mm over the same three-year period. Therefore, the Adviser received more than twice as much remuneration in investment advisory fees as net income for shareholders over the three-year period.

Additionally, FINS pays investment advisory fees based on managed assets which encourages the Adviser to use financial leverage regardless of the macroeconomic and interest rate environment. FINS has maintained relatively consistent levels of financial leverage through the recent interest rate cycle, and inverted yield curve environment, resulting in negative cash carry on higher cost reverse repurchase agreements to the detriment of shareholders, while the Adviser received more investment advisory fees because of the financial leverage.

The asset management industry is a “results” driven business, and FINS has performed poorly in terms of price performance and NAV returns, compounded by a persistent and wide trading discount. It is time for the shareholders to hold the Fund accountable for these results as such results are not worthy of a new investment advisory agreement with the Adviser, and the shareholders did not approve it at the Annual Meeting.

It is clear that the time for change is now! If you agree and believe the Fund should reject the new investment advisory agreement with the Adviser to provide the opportunity to replace them with a adviser focused on shareholder value, please vote AGAINST Proposal 1 on the Green Proxy Card.

Voting Requirement for Proposal 1

Per the Fund’s proxy statement, the new investment advisory agreement must be approved by a “vote of a majority of the outstanding voting securities” of the Fund. The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the vote at an annual meeting or special meeting of the shareholders of a company (i) of 67% or more of the voting securities of such company present at such meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (ii) of more than 50% of the outstanding voting securities of such company entitled to vote thereon, whichever is less.

PROPOSAL2:

Approval of an Adjournment of the Meeting

Proposal 2 at the Meeting relates to any adjournment of the Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of Proposal 1 at the Meeting if there are not sufficient votes at the time of the Meeting to adopt Proposal 1 or to establish a quorum, which may occur because shareholders of the Fund may take longer than expected to submit their votes. In that scenario, Mr. Montano believes that the Board of Trustees should not be permitted to adjourn the Meeting to solicit additional proxies to seek to approve Proposal 1 and should accept the results of the shareholder vote.

As outlined the “Reasons for the Solicitation” and the section discussing Proposal 1, the Fund and Board of Trustees already brought an identical Proposal 1 to a shareholder vote at the Annual Meeting and the shareholders did not approve the new investment advisory agreement. Per the Fund’s proxy statement for the Meeting, the terms of the new investment advisory agreement presented at the Meeting are identical to those of the new investment advisory agreement that was voted on at the Annual Meeting on June 26, 2025.

Mr. Montano recommends you vote AGAINST Proposal 2 and against an elongated proxy solicitation process after shareholders have already voted for change and did not approve an identical new investment advisory agreement on June 26, 2025. Please vote AGAINST Proposal 2 on the Green Proxy Card.

Voting Requirement for Proposal 2

Per the Fund’s proxy statement, for Proposal 2, any adjournment must be approved by the vote of a majority of the shares represented at the Meeting, either in person or by proxy.

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OTHER INFORMATION

Participant Beneficial Ownership and Other Information. As of July 31, 2025, Mr. Montano beneficially owned 32,806 common shares of the Fund. Mr. Montano is an individual private investor doing business at 4250 Fairfax Dr. Ste 600 Arlington, VA 22203.

Quorum. Per the Fund’s proxy statement, the presence in person or by proxy of holders of thirty-three and one-third percent (33⅓%) of the Fund’s shares entitled to vote at the Meeting shall constitute a quorum with respect to the Meeting.

Mr. Montano may not attend the Meeting to prevent a Quorum and the approval of the Fund’s proposals: If you give Mr. Montano your proxy, he will take all steps necessary and lawful to reject the new investment advisory agreement. Due to the complexities of corporate and securities laws, under certain circumstances, voting your shares at all could help the Fund’s proposals to be approved. If Mr. Montano believes that voting the proxies he receives would cause there to be a quorum and that the Fund’s proposals would be approved, he may not attend the Meeting and may withhold all proxies.

Procedures. For the proxy solicited hereby to be voted or, under the circumstances specified herein, not voted, the enclosed GREEN proxy card must be signed, dated and returned to Mr. Montano via West Potomac Capital LLC at 4250 Fairfax Dr. Ste 600, Arlington, VA 22203, in time to be voted at the Meeting. Alternatively, you may vote by following the instructions for telephone or internet voting detailed thereon. If you wish to vote in accordance with our recommendations, you must submit the GREEN proxy card and must not subsequently submit the Fund’s proxy card. IF YOU HAVE ALREADY RETURNED THE FUND’S PROXY CARD, YOU HAVE THE RIGHT TO REVOKE IT AND RETURN THE GREEN PROXY CARD. ONLY YOUR LATEST PROXY WILL COUNT AT THE MEETING. Execution of a GREEN proxy card will not affect your right to attend the Meeting and to vote in person.

Abstentions and Broker Non-Votes. Per the Fund’s proxy statement, broker non-votes arise when shares are held in street name and the broker does not receive voting instructions from the beneficial owner. However, because the Proposals are considered non-routine, broker non-votes are inapplicable to this solicitation and will have no impact on establishing quorum or the votes cast for or against the Proposals.

Proxy Solicitation -The entire expense of soliciting proxies is being borne by Mr. Montano. Because he believes that the Fund’s shareholders will benefit from the solicitation, he intends to seek reimbursement from the Fund to the fullest extent permitted by law of all expenses it incurred in connection with the solicitation. Mr. Montano does not intend to submit the question of such reimbursement to a vote of shareholders of the Fund unless otherwise required by law. For the avoidance of doubt, such reimbursement is not guaranteed. Costs of the solicitation of proxies are currently estimated to be up to $30,000.

Shareholders should note that information and data provided in this Proxy Statement is current only as of the dates indicated.

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DISCLAIMER

Except as set forth in this Proxy Statement (including the Appendices hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any Participant, is a record owner or direct or indirect beneficial owner of any securities of the Fund, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or “Sponsoring Insurance Company” (as defined in Item 22) of the Fund, or in any registered investment companies overseen or to be overseen by the Participant within the same “Family of Investment Companies” (as defined in Item 22) that directly or indirectly controls, is controlled by or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company, or affiliated person of the Fund; (iii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Fund which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Fund or the Fund’s investment adviser during the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22); (v) no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22), Trustee (or person nominated to become an Officer or Trustee), employee, partner, or copartner of the Fund, the Fund’s investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing; (vi) no part of the purchase price or market value of the securities of the Fund owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vii) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (viii) no Participant and no Immediate Family Member of any Participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: (a) the Fund or any of its subsidiaries; (b) an Officer of the Fund; (c) an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the Investment Company Act of 1940 Act, as amended,, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by or is under common control with the investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (d) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (e) any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (ix) during the last five years, no Participant and no Immediate Family Member of any Participant has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 40 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Meeting; (xii) since the beginning of the last two completed fiscal years, no Participant (and no Immediate Family Member of a Participant) has served on the board of Trustees or trustees of a company or trust where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of Trustees or trustees; and (xiii) no Participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons and Item 405 with respect to beneficial ownership and required filings.

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APPENDIX A

Trevor Montano’s transactions in Shares of the Fund During the Past Two Years:

Trade date of Purchase/Sale	Common Shares Purchased/(Sold)
10/21/2024	1,000
11/4/2024	10,500
11/11/2024	1,500
3/10/2025	1,000
3/11/2025	1,500
4/3/2025	2,756
4/4/2025	3,850
4/17/2025	1,000
7/23/2025	4,800
7/24/2025	8,078
7/30/2025	(3,178)

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Form of GREEN Proxy Card

Angel Oak Financial Strategies Income Term Trust

Proxy Card for Special Meeting of Shareholders (the “Special Meeting”)

THIS PROXY SOLICITATION IS BEING MADE BY TREVOR MONTANO. THE BOARD OF TRUSTEES OF ANGEL OAK FINANCIAL STRATEGIES INCOME TERM TRUST IS NOT SOLICITING THIS PROXY.

The undersigned, revoking previous proxies, if any, appoints Trevor Montano, the attorney, agent, and proxy of the undersigned with full power of substitution, to vote at a Special Meeting of Shareholders (the “Meeting”) of Angel Oak Financial Strategies Income Term Trust (the “Fund”) to be held at the offices of Angel Oak Capital Advisors, LLC (the “Adviser”), located at 3344 Peachtree Road NE, Suite 1725, Atlanta, Georgia 30326, on September 26, 2025, at 10:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof, all shares of beneficial interest of the Fund, on the proposals set forth below and any other matters properly brought before the Meeting.

If you give Mr. Montano your proxy, all steps necessary and lawful will be taken to achieve his voting recommendations on the proposals. Due to the complexities of corporate and securities laws, under certain circumstances, voting your shares at all could help the Fund’s proposals to be approved.  If Mr. Montano believes that voting the proxies he receives would cause there to be a quorum and that the Fund’s proposals would be approved, he may not attend the Meeting and may withhold all proxies. If you do not believe the foregoing condition is reasonably specified, or you unconditionally want your shares to be represented at the Meeting, you should not give Mr. Montano your proxy.

If properly executed, this Proxy will be voted as directed and in the discretion of such attorney, agent and proxy and any substitutes with respect to any other matters as may properly come before the Meeting.  If no instructions are given with respect to the proposals, the proxy will be voted “AGAINST” for the proposals.

I RECOMMEND THAT YOU VOTE “AGAINST” PROPOSAL 1 AND PROPOSAL 2 BELOW.

INSTRUCTIONS: FILL IN VOTING CIRCLES IN BLACK OR BLUE INK.  Example: ●

Proposals:	FOR	AGAINST	ABSTAIN
1. To approve of the New Investment Management Agreement between the Fund and the Adviser.	○	○	○
2. To approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve or establish a quorum	○	○	○

3.To transact any other business that may properly come before the Special Meeting or any adjournment thereof in the discretion of the proxies or their substitutes

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity)	Date

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Please sign exactly as your name or names appear on this Proxy and return promptly using the enclosed envelope. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, Trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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